Filed Pursuant to Rule 424(b)(5)

Registration No. 333-203704

Registration No. 333-203704-1

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
1.650% Senior Notes due 2017	$543,300,000	98.711%	$536,296,863	$62,156.81(1)
Guarantee of Senior Notes	—	—	—	— (2)
Total	$543,300,000		$536,296,863	$62,156.81

(1)	€500,000,000 aggregate principal amount of the 1.250% Senior Notes due 2026 will be issued. The Proposed Maximum Aggregate Offering Price is based on the noon buying rate in New York City on October 21, 2016 for cable transfer of €1.00=$1.0866 as announced by the United States Federal Reserve Board for euro.
(2)	Pursuant to Rule 457(n), no separate fee for the guarantee is payable.

PROSPECTUS SUPPLEMENT

(To prospectus dated October 25, 2016)

€500,000,000

Whirlpool Finance Luxembourg S.à r.l.

1.250% Senior Notes due 2026

Fully and Unconditionally Guaranteed by

Whirlpool Corporation

Whirlpool Finance Luxembourg S.à r.l. (the “Issuer”) is offering €500,000,000 aggregate principal amount of its 1.250% senior notes due 2026 (the “notes”). The notes will mature on November 2, 2026. The Issuer will pay interest on the notes annually on November 2 of each year, commencing on November 2, 2017. The Issuer may redeem some or all of the notes at any time and from time to time at the applicable redemption prices described under the heading “Description of Notes—Optional Redemption.” In addition, the Issuer may redeem the notes in whole, but not in part, at its option, in the event of certain developments affecting the United States, Luxembourg or other applicable taxing jurisdiction as described under the heading “Description of Notes—Redemption for Tax Reasons.” If Whirlpool Corporation experiences a “change of control repurchase event,” unless the Issuer has exercised its right to redeem the notes, the Issuer will be required to offer to repurchase the notes from holders. See “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

The notes will be the Issuer’s senior unsecured obligations, and will rank equally in right of payment with all of the Issuer’s other senior unsecured indebtedness from time to time outstanding. The notes will be fully, unconditionally and irrevocably guaranteed (the “guarantee”) on a senior unsecured basis by Whirlpool Corporation, the indirect parent company of the Issuer. Whirlpool Corporation’s guarantee will be Whirlpool Corporation’s senior unsecured obligation and will rank equally in right of payment with all of Whirlpool Corporation’s other senior unsecured indebtedness and guarantees from time to time outstanding. The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and the risks discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents Whirlpool Corporation files with the U.S. Securities and Exchange Commission.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Application will be made to list the notes on the Official List of the Irish Stock Exchange (“ISE”) for trading on the Global Exchange Market thereof. The Global Exchange Market is not a regulated market within the meaning of Directive 2004/39/EC on markets in financial instruments. There can be no assurance that the notes will be admitted to the Official List of the ISE or admitted to trading on the Global Exchange Market. The listing application will be subject to approval by the ISE. We currently expect trading in the notes on the Global Exchange Market of the ISE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. Currently there is no public market for the notes.

	Per Note	Total
Public offering price(1)	98.711%	€493,555,000
Underwriting discount	0.450%	€2,250,000
Proceeds, before expenses, to us(1)	98.261%	€491,305,000

(1)	Plus accrued interest from November 2, 2016 if settlement occurs after that date.

The notes will initially be represented by one or more global notes in registered form which will be delivered to, and registered in the name of a nominee of, a common safekeeper for Euroclear Bank SA/NV (“Euroclear”) or Clearstream Banking S.A. (“Clearstream”). It is expected that delivery of the global note(s) will be made on November 2, 2016 or such later date as may be agreed by us and the underwriters.

Joint Book-Running Managers

BNP PARIBAS	ING	Mizuho Securities

MUFG

Co-Managers

Deutsche Bank	UniCredit Bank

The date of this prospectus supplement is October 28, 2016

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents incorporated by reference that are described under “Incorporation of Certain Information by Reference” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents for complete information. All such summaries are qualified in their entirety by such reference. Copies of documents referred to in this prospectus supplement will be made available to prospective investors at no cost upon request to us.

Unless the context requires otherwise, the terms “Whirlpool,” “we,” “our,” and “us” refer to Whirlpool Corporation and its subsidiaries, including the Issuer. References in this prospectus supplement and the accompanying prospectus to “$” and “dollars” are to the currency of the United States. References to “€” and “euro” in this prospectus supplement are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. The financial information presented, or incorporated by reference in this prospectus supplement and the accompanying prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.

Pursuant to Rule 3-10(b) (“Rule 3-10(b)”) of Regulation S-X, this prospectus does not contain separate financial statements for the Issuer since the Issuer is a subsidiary of Whirlpool Corporation that is 100% owned by Whirlpool Corporation, and Whirlpool Corporation files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Issuer, which was incorporated on October 6, 2016, is a “finance subsidiary” of Whirlpool Corporation as defined in Rule 3-10(b) with no independent function other than financing activities. Whirlpool Corporation will provide a full and unconditional guarantee of the Issuer’s obligations under its debt securities, and no other subsidiary of Whirlpool Corporation will guarantee these obligations.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the European Economic Area which has implemented the Prospectus

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Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. The Issuer and the underwriters have not authorized, nor do they authorize, the making of any offer of notes through any financial intermediary other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement. “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Relevant Member State.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This prospectus supplement and the accompanying prospectus have not been approved for the purposes of section 21 of the FSMA by a person authorized under FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of FSMA does not apply to the Issuer.

The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

Stabilization

IN CONNECTION WITH THE ISSUE OF THE NOTES, BNP PARIBAS (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT THE NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, ANY STABILIZATION ACTION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

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CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The U.S. Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Certain statements contained in this prospectus supplement, the accompanying prospectus, the information incorporated herein by reference, and other written and oral statements made from time to time by us or on our behalf are based on current projections about operations, industry conditions, financial condition, and liquidity, may not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “may,” “could,” “will,” “should,” “possible,” “plan,” “predict,” “forecast,” “potential,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “may impact,” “on track,” and similar words or expressions. Our forward-looking statements generally relate to our growth strategies, financial results, product development, and sales efforts. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially.

Forward-looking statements in this document or in the information incorporated herein by reference may include, but are not limited to, statements regarding expected earnings per share, cash flow, industry unit shipments, productivity and raw material prices. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers; (2) acquisition and investment-related risk, including risk associated with our acquisitions of Hefei Sanyo and Indesit, and risk associated with our increased presence in emerging markets; (3) our ability to continue our relationship with significant trade customers and the ability of these trade customers to maintain or increase market share; (4) risks related to our international operations, including changes in foreign regulations, regulatory compliance and disruptions arising from natural disasters or terrorist attacks; (5) fluctuations in the cost of key materials (including steel, plastic, resins, copper and aluminum) and components and our ability to offset cost increases; (6) our ability to manage foreign currency fluctuations; (7) litigation, tax, and legal compliance risk and costs, especially costs which may be materially different from the amount we expect to incur or have accrued for; (8) the effects and costs of governmental investigations or related actions by third parties; (9) changes in the legal and regulatory environment including environmental and health and safety regulations; (10) our ability to maintain our reputation and brand image; (11) our ability to achieve our business plans, productivity improvements, cost control, price increases, leveraging of our global operating platform, and acceleration of the rate of innovation; (12) information technology system failures and data security breaches; (13) product liability and product recall costs; (14) inventory and other asset risk; (15) the uncertain global economy and changes in economic conditions which affect demand for our products; (16) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to us in a timely and cost-effective manner; (17) our ability to attract, develop and retain executives and other qualified employees; (18) the impact of labor relations; (19) our ability to obtain and protect intellectual property rights; and (20) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans.

Except as required by law, we undertake no obligation to update any forward-looking statement, and investors are advised to review disclosures in Whirlpool Corporation’s filings with the U.S. Securities and Exchange Commission (the “SEC”). It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historic results. Therefore, investors should not consider the foregoing factors to be an exhaustive statement of all risks, uncertainties, or factors that could potentially cause actual results to differ from forward-looking statements. Additional information concerning these factors can be found in Whirlpool Corporation’s periodic filings with the SEC, including Whirlpool Corporation’s most recent Annual Report on Form 10-K, as updated by Whirlpool Corporation’s quarterly reports on Form 10-Q, current reports on Form 8-K and other filings Whirlpool Corporation makes with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

Whirlpool Finance Luxembourg S.à r.l.

Whirlpool Finance Luxembourg S.à r.l. is a private limited liability company (société à responsabilité limitée) incorporated on October 6, 2016 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 209.573. Whirlpool Finance Luxembourg S.à r.l.’s registered office is at 560A, rue de Neudorf, L-2220, Grand Duchy of Luxembourg and the telephone number is +352 691 890 273.

Whirlpool Finance Luxembourg S.à r.l.’s corporate purpose includes raising money in any manner and granting intercompany group financing. Whirlpool Finance Luxembourg S.à r.l. holds no material assets other than assets used in its financing activities and does not engage in any other business activities or operations. All of the shares of Whirlpool Finance Luxembourg S.à r.l. are owned indirectly by Whirlpool Corporation.

Whirlpool Corporation

Whirlpool Corporation is the world’s leading global manufacturer and marketer of major home appliances with net sales of approximately $21 billion and net earnings available to Whirlpool of $783 million in 2015. We are a leading producer of major home appliances in North America, Latin America and Europe, and have a significant presence throughout China and India. We manufacture products in 14 countries and market products in nearly every country around the world under brand names such as Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, Jenn-Air and Indesit. Our reportable segments consist of North America, Latin America, EMEA (Europe, Middle East and Africa) and Asia.

Whirlpool Corporation’s principal executive offices are located at 2000 North M-63, Benton Harbor, Michigan 49022-2692 and its telephone number is (269) 923-5000.

The Offering

The following is a summary of the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of the notes, please refer to the section entitled “Description of Notes” in this prospectus supplement.

Issuer	Whirlpool Finance Luxembourg S.à r.l.

Parent Guarantor	Whirlpool Corporation.

Notes Offered	€500,000,000 aggregate principal amount of 1.250% senior notes due 2026.

Maturity	The notes will mature on November 2, 2026.

Interest	The notes will bear interest from November 2, 2016 at the rate of 1.250% per year, payable annually in arrears.

Interest Payment Date	November 2 of each year, commencing on November 2, 2017.

Guarantee	All payments on the notes, including principal and interest, will be fully, unconditionally and irrevocably guaranteed by Whirlpool Corporation.

Ranking	The notes will be:

•	the Issuer’s senior unsecured obligations;

•	equal in right of payment with all of the Issuer’s other existing and future senior unsecured indebtedness and senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness;

•	effectively subordinated to all liabilities of the Issuer’s subsidiaries, including trade payables; and

•	effectively subordinated to any secured indebtedness of the Issuer, to the extent of the assets securing such indebtedness.

The guarantee will be:

•	Whirlpool Corporation’s senior unsecured obligation;

•	equal in right of payment with all of Whirlpool Corporation’s other existing and future senior unsecured indebtedness and guarantees and senior in right of payment to all of Whirlpool Corporation’s existing and future subordinated indebtedness and guarantees;

•	effectively subordinated to all liabilities of Whirlpool Corporation’s subsidiaries (other than the Issuer), including trade payables; and

•	effectively subordinated to any secured indebtedness of Whirlpool Corporation and its subsidiaries, including the Issuer, to the extent of the assets securing such indebtedness.

As of September 30, 2016:

•	Whirlpool Corporation’s subsidiaries had $917 million of indebtedness; and

•	Whirlpool Corporation and its subsidiaries, including the Issuer, had no significant secured debt.

The Issuer, which was formed on October 6, 2016, is a “finance subsidiary” of Whirlpool Corporation under Rule 3-10(b) of Regulation S-X and has no independent function other than financing activities. As of the date of this prospectus supplement, the Issuer has no outstanding indebtedness and has no subsidiaries.

See “Description of Notes—Ranking” in this prospectus supplement.

Currency of Payment	All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to the Issuer, or, in the case of the guarantee, Whirlpool Corporation due to the imposition of exchange controls or other circumstances beyond the Issuer’s or, in the case of the guarantee, Whirlpool Corporation’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to the Issuer, or in the case of the guarantee, Whirlpool Corporation or so used.

Additional Amounts	The Issuer or Whirlpool Corporation will, subject to certain exceptions and limitations set forth herein, pay additional amounts on the notes as are necessary in order that the net payment by the Issuer or Whirlpool Corporation of the principal of, and premium, if any, and interest on the notes, after withholding or deduction for any future tax, assessment or other governmental charge imposed by an applicable Taxing Jurisdiction (as defined herein) will not be less than the amount provided in the notes to be then due and payable. See “Description of Notes—Payment of Additional Amounts.”

Optional Redemption	The notes will be redeemable at the Issuer’s option in whole at any time, or in part from time to time, prior to their maturity.

Prior to August 2, 2026, the date that is three months prior to the maturity of the notes (the “Par Call Date”), the notes will be subject to redemption at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•	the sum of the present value of the remaining scheduled payments of principal and interest on the notes being redeemed that would be due if the notes to be redeemed matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined herein), plus 20 basis points;

plus, in each case, accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer may redeem the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

See “Description of Notes—Optional Redemption.”

Redemption for Tax Reasons	The Issuer may redeem the notes at its option in whole but not part if the tax laws of the applicable Taxing Jurisdiction change and the Issuer or Whirlpool Corporation becomes obligated to pay additional amounts on the notes as described under “Description of Notes—Payments of Additional Amounts.” This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the notes to, but excluding, the redemption date. See “Description of Notes—Redemption for Tax Reasons.”

Offer to Repurchase Upon a Change of Control Repurchase Event	If a Change of Control Repurchase Event (as defined under “Description of Notes—Certain Definitions”) occurs, the Issuer will be required, unless the Issuer has exercised its right to redeem the notes, to make an offer to each holder of notes to repurchase the notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of repurchase.

Certain Covenants	The indenture governing the notes contains certain covenants that will, among other things, limit Whirlpool Corporation’s ability and the ability of its restricted subsidiaries to:

•	create liens; and

•	enter into sale and leaseback transactions.

These covenants are subject to a number of important qualifications and limitations. See “Description of Notes—Certain Covenants.”

Use of Proceeds	The Issuer intends to use the net proceeds from the sale of the notes for general corporate purposes, including the repayment of euro commercial paper borrowings. See “Use of Proceeds.”

Additional Notes	The Issuer may, from time to time, without giving notice to or seeking the consent of the holders or beneficial owners of the notes, issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date and the initial interest accrual date) as, and ranking equally and ratably with, the notes. Any additional debt securities having such similar terms, together with the notes, will constitute a single series of securities under the indenture.

Denomination and Form	The notes will be issued in the form of one or more global notes fully registered in the name of a nominee of, and deposited with, a common safekeeper for Clearstream or Euroclear. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Listing	Application will be made to list the notes on the Official List of the ISE for trading on the Global Exchange Market thereof in accordance with its rules. The listing application will be subject to approval by the ISE. The Global Exchange Market is not a regulated market within the meaning of Directive 2004/39/EC on markets in financial instruments. There can be no assurance that the notes will be admitted to the Official List of the ISE or admitted to trading on the Global Exchange Market. We currently expect trading in the notes on the Global Exchange Market of the ISE to begin within 30 days after the original issue date. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. The notes will be new securities for which there is no market. Although the underwriters have informed the Issuer that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue market making at any time without notice. Accordingly, the Issuer cannot assure you that a liquid market will develop or be maintained.

Risk Factors	You should carefully read and consider the information set forth in “Risk Factors,” the risks discussed elsewhere in this prospectus supplement and the accompanying prospectus, including those set forth under the heading “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus supplement, and the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015 before investing in the notes.

Trustee, U.S. Paying Agent and U.S. Transfer Agent	U.S. Bank National Association.

London Paying Agent and Transfer Agent	Elavon Financial Services DAC, UK Branch.

Registrar	Elavon Financial Services DAC.

Governing Law	State of New York.

RISK FACTORS

You should carefully consider the following risk factors and the information under the heading “Risk Factors” in the documents incorporated by reference into this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision with respect to the notes. You should also note that these risks are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may have a negative impact on our business operations. The risks described could affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment in the notes.

Ratings of the notes may not reflect all of the risks of an investment in the notes.

The notes will be rated by at least one nationally recognized statistical rating organization. The ratings of our notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings do not comment as to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. The ratings of our notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the notes. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a potential downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

There may be no public trading market for the notes.

The notes constitute a new issue of securities, for which there is no existing market. Although we will apply for the notes to be listed on the Official List of the ISE for trading on the Global Exchange Market thereof, we cannot provide you with any assurance regarding whether the notes will become or remain listed or whether a trading market for the notes will develop or as to the liquidity or sustainability of any such market, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. If a market were to develop, the notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, our financial performance, developments in the industries in which we conduct business and changes in the overall market for investment grade securities. The listing application will be subject to approval by the ISE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

If you are able to resell your notes, many factors may affect the price you receive, which may be lower than you believe to be appropriate.

If you are able to resell your notes, the price you receive will depend on many factors that may vary over time, including:

•	the market for similar securities;

•	the level, direction and volatility of market interest rates;

•	the outstanding amount of the notes;

•	the redemption and repayment features of the notes to be sold; and

•	the time remaining to maturity of your notes.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

The guarantee and the notes will be structurally subordinated to the obligations of Whirlpool Corporation’s subsidiaries other than the Issuer.

While Whirlpool Corporation is not a holding company, it currently conducts some if its operations through its subsidiaries. The Issuer currently has no subsidiaries and does not engage in any other business activities or operations of its own other than financing activities. The Issuer’s principal source of funds is its financing activities. Whirlpool Corporation’s principal source of funds, including for payment of principal and interest (including any additional amounts), on the guarantee, depends on earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or advance or repay funds to it. In addition, any of Whirlpool Corporation’s rights (including the rights of the holders of the notes) to participate in the assets of any of its subsidiaries (other than the Issuer) upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors (except to the extent that Whirlpool Corporation may itself be a creditor of that subsidiary), including that subsidiary’s trade creditors and Whirlpool Corporation’s creditors who have obtained guarantees from such subsidiaries. As a result, the guarantee and the notes will be structurally subordinated to the obligations and liabilities of all of Whirlpool Corporation’s subsidiaries (other than the Issuer’s obligations and liabilities with respect to the notes). As of September 30, 2016, Whirlpool Corporation’s subsidiaries had indebtedness of approximately U.S. $917 million. In addition, the indenture governing the notes will permit Whirlpool Corporation’s subsidiaries, including the Issuer, to incur additional indebtedness, including an unlimited amount of unsecured indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by its subsidiaries.

The notes and the guarantee will be subordinated to secured indebtedness of the Issuer and Whirlpool Corporation.

The notes will be unsecured and unsubordinated obligations of the Issuer and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Issuer and senior in right of payment to all subordinated indebtedness of the Issuer, if any. The guarantee will be the unsecured and unsubordinated obligation of Whirlpool Corporation and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of Whirlpool Corporation and senior in right of payment to all subordinated indebtedness of Whirlpool Corporation, if any. However, the notes and the guarantee will be effectively subordinated to any secured obligations of Whirlpool Corporation and its subsidiaries including the Issuer, to the extent of the assets serving as security therefor. As of September 30, 2016, Whirlpool Corporation and its subsidiaries, including the Issuer, had no significant secured debt outstanding. If in the future, we default on any then-existing secured debt, the holders thereof may foreclose on the assets securing our secured debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt. The holders of any of our secured debt outstanding at the time of an event of default also would have priority over unsecured creditors in the event of our liquidation, bankruptcy or similar proceeding. In the event of such a proceeding, the holders of our secured debt, if any, would be entitled to proceed against our pledged collateral, and that collateral will not be available for payment of unsecured debt, including the notes and the guarantee. As a result, the notes and the guarantee will be effectively subordinated to any secured debt that we may have now or in the future.

The notes do not restrict our ability or the Issuer’s ability to incur additional debt or prohibit us or the Issuer from taking other action that could have a negative impact on holders of the notes.

Neither we nor the Issuer are restricted under the terms of the indenture or the notes from incurring additional indebtedness. The terms of the indenture limit our ability to secure additional debt without also securing the notes and the guarantee and to enter into sale and leaseback transactions. However, these limitations are subject to certain exceptions. See “Description of Notes—Certain Covenants—Limitations on Liens” and

“Description of Notes—Certain Covenants—Restrictions on Sales and Leasebacks.” In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the notes, including repurchasing subordinated indebtedness or common stock or transferring assets to our parent if we were to form a holding company, could have the effect of diminishing our ability to make payments on the notes or the guarantee when due.

Our financial performance and other factors could adversely impact our ability to make payments on the notes and the guarantee.

Our ability to make scheduled payments with respect to our indebtedness, including the notes and the guarantee, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

If the Issuer redeems notes when prevailing interest rates are lower than the rate borne by the notes, you likely would not be able to reinvest the redemption proceeds in a comparable security at as high an effective interest rate.

The Issuer may choose to redeem your notes from time to time. If prevailing rates are lower at the time of redemption, you likely would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the then-current interest rate on the notes being redeemed.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

The Issuer may not have the funds to repurchase the notes upon a Change of Control Repurchase Event as may be required by the notes.

Upon the occurrence of a Change of Control Repurchase Event (as defined below under “Description of Notes—Certain Definitions”), unless the Issuer has exercised its right to redeem the notes, subject to certain conditions, the Issuer will be required to make an offer to each holder of notes to repurchase the notes at a purchase price equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest thereon to the date of repurchase. The source of funds for that repurchase of notes will be the Issuer’s available cash or cash generated from Whirlpool Corporation’s subsidiaries’ operations or other potential sources, including borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from those sources will be available at the time a Change of Control Repurchase Event occurs, requiring the Issuer to repurchase the notes tendered.

Accordingly, it is possible that the Issuer will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the notes or its other debt securities. It is also possible that restrictions in Whirlpool Corporation’s credit agreements will not allow such repurchases. See “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” for additional information.

An investment in the notes by a holder whose home currency is not euro entails significant risks.

All payments of interest on and the principal (including any additional amounts) of the notes and any redemption price for the notes will be made in euro. An investment in the notes by a holder whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we and the Issuer have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a holder subject to United States income tax, see “Material United States Federal Income Tax Considerations—Foreign Currency Considerations” for the material United States federal income tax consequences of the acquisition, ownership and disposition of the notes related to the notes being denominated in euro.

The notes permit the Issuer or, in the case of the guarantee, Whirlpool Corporation to make payments in dollars if either is unable to obtain euro.

If the euro is unavailable to the Issuer, or in the case of the guarantee, Whirlpool Corporation due to the imposition of exchange controls or other circumstances beyond the Issuer’s, or Whirlpool Corporation’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to the Issuer, or in the case of the guarantee, Whirlpool Corporation or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or most recently prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture governing the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than dollars. For example, a judgment for money in an action based on the notes in many other United States federal or state courts ordinarily would be enforced in the United States only in dollars. The date used to determine the rate of conversion of euro into dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

The Issuer is organized under the laws of Luxembourg and does not have any assets in the United States. All managers of the Issuer are not residents of the United States and all or a majority of the Issuer’s assets will be located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Issuer or its directors and executive officers, or to enforce any judgments obtained in U.S. courts predicated upon civil liability provisions of the U.S. securities laws. In addition, the Issuer cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in Luxembourg.

The guarantee of the notes by Whirlpool Corporation could be voided.

Whirlpool Corporation’s obligations under its guarantee of the notes may be subject to review under state or federal fraudulent transfer laws in the event of Whirlpool Corporation’s bankruptcy or other financial difficulty. Under those laws, in a lawsuit by an unpaid creditor or representative of creditors of Whirlpool Corporation, such as a trustee in bankruptcy, if a court were to find that, when Whirlpool Corporation entered into the guarantee, it received less than fair consideration or reasonably equivalent value for the guarantee and either:

•	was insolvent;

•	was rendered insolvent;

•	was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital;

•	intended to incur or believed that it would incur debts beyond its ability to pay as the debts matured; or

•	entered into the guarantee with actual intent to hinder, delay or defraud its creditors,

then the court could void the guarantee and Whirlpool Corporation’s obligations under the guarantee and direct the return of any amounts paid under the guarantee to Whirlpool Corporation or to a fund for the benefit of its creditors. Furthermore, to the extent that Whirlpool Corporation’s obligations under the guarantee of the notes exceed the actual benefit that it receives from the issuance of the notes, Whirlpool Corporation may be deemed not to have received fair consideration or reasonably equivalent value from the guarantee. As a result, the guarantee and Whirlpool Corporation’s obligations under the guarantee may be void. The measure of insolvency for purposes of the factors above will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

Eligibility of the notes for the European Central Bank’s Corporate Sector Purchase Programme may not be achieved.

Notes represented by the Global Notes are to be deposited with a common safekeeper for Euroclear or Clearstream, Luxembourg, registered in the name of a nominee of that common safekeeper and held under the New Safekeeping Structure. The notes are, accordingly, intended by us to be held in a manner which would allow them to be eligible for the corporate sector purchase programme (the “CSPP”) of the European Central Bank (“ECB”), which commenced in June 2016. However, this does not necessarily mean that the notes will be recognised by the ECB for the purposes of the CSPP either upon issue or at any times during their life, as such recognition depends upon satisfaction of all of the ECB’s eligibility criteria.

As Global Notes are held by or on behalf of Euroclear and Clearstream, Luxembourg, investors will have to rely on their procedures for transfer, payment and communication with the Issuer.

The notes will be represented by Global Notes except in certain limited circumstances described in the Global Notes. The notes will be deposited with a common safekeeper for Euroclear and Clearstream,

Luxembourg. Except in certain limited circumstances described in the Global Notes, investors will not be entitled to receive definitive Notes. Euroclear and Clearstream, Luxembourg will maintain records of the beneficial interests in the Global Notes and, while the notes are in global form, investors will be able to trade their beneficial interests only through Euroclear and Clearstream, Luxembourg.

While the notes are represented by Global Notes, the Issuer will discharge its payment obligations under the notes by making payments to or to the order of a nominee for a common safekeeper for Euroclear and Clearstream, Luxembourg for distribution to their accountholders. A holder of a beneficial interest in a Global Note must rely on the procedures of Euroclear and Clearstream, Luxembourg to receive payments under the notes. The Issuer has no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in a Global Note.

USE OF PROCEEDS

We expect the net proceeds from the sale of the notes to be approximately €490.2 million (or $532.7 million using the noon buying rate in New York City on October 21, 2016 for cable transfers of €1.00=$1.0866 as announced by the United States Federal Reserve Board for euro), after deducting our offering expenses and underwriting discount. We intend to use the net proceeds from the sale of the notes for general corporate purposes, including the repayment of euro commercial paper borrowings.

As of September 30, 2016, the commercial paper to be repaid using the proceeds of this offering carried a weighted-average interest rate of (0.06)% and has various maturity dates, with the last being December 30, 2016.

CURRENCY CONVERSION

Principal and interest payments in respect of the notes will be payable in euro. If the euro is unavailable to the Issuer, or in the case of the guarantee, Whirlpool Corporation due to the imposition of exchange controls or other circumstances beyond the Issuer’s or Whirlpool Corporation’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to the Issuer, or in the case of the guarantee, Whirlpool Corporation or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or most recently prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture governing the notes.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.” You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

On October 21, 2016, the noon buying rate in New York City for cable transfers as announced by the United States Federal Reserve Board was €1.00=$1.0866.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods presented. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of income (loss) before income taxes before adjustment for fixed charges. “Fixed charges” consist of the portion of rents representative of the interest factor, interest on indebtedness and amortization of debt financing fees.

	Nine Months Ended September 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	6.1x	5.6x	5.0x	5.0x	3.2x	0.9x	(1)

(1)	Earnings for the year ended December 31, 2011 were inadequate to cover fixed charges. The coverage deficiency was approximately $28 million.

DESCRIPTION OF NOTES

The following description is a summary of the material provisions of the notes and the indenture. It does not restate those instruments and agreements in their entirety. We urge you to read those instruments and agreements because they, and not this description, define your rights as holders of notes. You may obtain a copy of the indenture from us by writing to the Issuer at Whirlpool Finance Luxembourg S.à r.l. 560A, rue de Neudorf, L-2220, Grand Duchy of Luxembourg, Attn: Investor Relations, or to Whirlpool Corporation at 2000 North M-63, Benton Harbor, Michigan 49022, Attn: Investor Relations. The notes will have the terms described below. Capitalized terms used but not defined below or under “—Certain Definitions” have the meanings given to them in the indenture relating to the notes. Unless the context otherwise indicates, in this section “Description of Notes,” the term “the Issuer” refers to Whirlpool Finance Luxembourg S.à r.l. only and “Whirlpool Corporation” refers to Whirlpool Corporation only and, in each case, not to any of their subsidiaries.

General Terms of the Notes

The notes being offered by this prospectus supplement and the accompanying prospectus will be issued under an indenture to be entered into among the Issuer, Whirlpool Corporation, as guarantor, and U.S. Bank National Association, as trustee (as may be amended, supplemented or amended and restated from time to time). This prospectus supplement refers to U.S. Bank National Association as the “trustee.” The indenture is subject to and governed by the U.S. Trust Indenture Act of 1939, as amended.

The indenture and the notes do not limit the amount of indebtedness which may be incurred or the amount of securities which may be issued by Whirlpool Corporation or the Issuer and contain no financial or similar restrictions on Whirlpool Corporation or the Issuer subject to certain limited exceptions. See “—Limitations on Liens” and “—Restrictions on Sales and Leasebacks.”

The original principal amount of the notes will be €500,000,000.

The Issuer may, from time to time, without giving notice to or seeking the consent of the holders or beneficial owners of the notes, issue additional debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date and the initial interest accrual date) as, and ranking equally and ratably with, the notes. Such additional debt securities will also be fully and unconditionally guaranteed by Whirlpool Corporation (on the same terms and with the same ranking as the guarantee for the notes). Any additional debt securities having such similar terms, together with the notes, will constitute a single series of securities under the indenture.

The notes will be issued only in fully registered form without coupons, in minimum denominations of €100,000 with integral multiples of €1,000 thereof.

The notes will mature on November 2, 2016.

The notes will bear interest at the rate of 1.250% per year. Interest on the notes will accrue from November 2, 2016 and be payable annually in arrears on November 2 of each year, commencing November 2, 2017 to the persons in whose names the notes were registered (i) in the case of notes represented by a global security, at the close of business on the Business Day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding the interest payment date and (ii) in all other cases, 15 calendar days prior to the relevant interest payment date.

Any payment otherwise required to be made in respect of the notes on a date that is not a Business Day may be made on the next succeeding Business Day with the same force and effect as if made on that date. No additional interest shall accrue as a result of a delayed payment.

If the notes are issued in definitive form, principal and interest will be payable, and the notes will be transferable or exchangeable, at the office or offices or agency maintained by us for this purpose. Payment of interest on notes issued in definitive form may be made at our option by check mailed to the registered holders.

Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid or duly provided for on the notes (or November 2, 2016 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

The notes will be represented by one or more global securities registered in the name of a nominee of the common safekeeper for Clearstream or Euroclear. The notes will be available only in book-entry form. Refer to “—Book-Entry Delivery and Form.”

The Issuer will initially appoint the trustee at its corporate trust office as a paying agent, transfer agent and registrar for the notes. Elavon Financial Services DAC, UK Branch, will initially act as London paying agent for the notes. The Issuer may vary or terminate the appointment of any paying agent or transfer agent, or appoint additional or other such agents or approve any change in the office through which any such agent acts. The Issuer will provide you with notice of any resignation, termination or appointment of the trustee or any paying agent or transfer agent, and of any change in the office through which any such agent will act. The Issuer will cause each transfer agent to act as a co-registrar and will cause to be kept at the office of the registrar outside of the United Kingdom a register in which, subject to such reasonable regulations as the Issuer may prescribe, the Issuer will provide for the registration of the notes and registration of transfers of the notes.

Notices to holders of the notes will be mailed to the registered holders, subject to the provisions herein. Any notice shall be deemed to have been given on the date of mailing. Notwithstanding the foregoing, so long as the notes are represented by a global security deposited with a nominee for a common safekeeper for Clearstream or Euroclear, notices to holders may be given by delivery to Clearstream and Euroclear, and such notices shall be deemed to be given on the date of delivery to Clearstream and Euroclear. The trustee will only mail notices to the registered holder of the notes. The trustee will mail notices as directed by the Issuer in writing by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the trustee maintains. You will not receive notices regarding the notes directly from the Issuer unless the Issuer reissues the notes to you in fully certificated form.

Guarantee

Whirlpool Corporation will fully, unconditionally and irrevocably guarantee to each holder and the trustee the full and prompt payment of principal of, premium, if any, and interest on the notes, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, including any additional amounts required to be paid in connection with certain taxes. Any obligation of Whirlpool Corporation to make a payment may be satisfied by causing the Issuer to make such payment.

Ranking

The notes will be the Issuer’s senior unsecured obligations, and will rank equally in right of payment with all of the Issuer’s other existing and future senior unsecured indebtedness and will rank senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness.

The notes will be effectively subordinated to all liabilities of the Issuer’s subsidiaries, including trade payables, and effectively subordinated to any secured indebtedness of the Issuer, to the extent of the assets securing such indebtedness.

The Issuer, which was formed on October 6, 2016, is a “finance subsidiary” of Whirlpool Corporation under Rule 3-10(b) of Regulation S-X and has no independent function other than financing activities. As of the date of this prospectus supplement, the Issuer has no outstanding indebtedness and has no subsidiaries.

The guarantee will be Whirlpool Corporation’s senior unsecured obligation, and will rank equally in right of payment with all of Whirlpool Corporation’s other existing and future senior unsecured indebtedness and guarantees and will rank senior in right of payment to all of Whirlpool Corporation’s existing and future subordinated indebtedness and guarantees.

The guarantee will be effectively subordinated to all liabilities of Whirlpool Corporation’s subsidiaries (other than the Issuer), including trade payables and effectively subordinated to any secured indebtedness of Whirlpool Corporation and its subsidiaries, including the Issuer, to the extent of the assets securing such indebtedness.

As of September 30, 2016, Whirlpool Corporation’s subsidiaries had $917 million of indebtedness and Whirlpool Corporation and its subsidiaries, including the Issuer, had no significant secured debt.

Issuance in Euro

Initial holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to the Issuer, or in the case of the guarantee, Whirlpool Corporation due to the imposition of exchange controls or other circumstances beyond the Issuer’s or Whirlpool Corporation’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in dollars until the euro is again available to the Issuer, or in the case of the guarantee, Whirlpool Corporation or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or most recently prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Optional Redemption

The notes may be redeemed at the Issuer’s option, at any time in whole or from time to time in part, prior to their maturity.

Prior to August 2, 2026, the date that is three months prior to the maturity of the notes (the “Par Call Date”), the notes will be subject to redemption at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; and

•	the sum of the present value of the remaining scheduled payments of principal and interest on the notes being redeemed that would be due if the notes to be redeemed matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined herein), plus 20 basis points plus, in each case, accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer may redeem the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the notes and the indenture.

The Issuer will mail or otherwise provide notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is mailed or provided, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest, but excluding, to the redemption date.

On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption (unless the Issuer defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Issuer will deposit with a paying agent or the trustee money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee by a method the trustee deems to be fair and appropriate or in case the notes are represented by one or more global notes, beneficial interests therein shall be selected for redemption by Clearstream and Euroclear in accordance with their respective applicable procedures therefor. The notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

Payment of Additional Amounts

The Issuer and, in the event that payments are required to be made by Whirlpool Corporation pursuant to its obligations under the guarantee, the Issuer or Whirlpool Corporation will, subject to the exceptions and limitations set forth below, pay as additional interest on the notes such additional amounts as are necessary in order that the net payment by the Issuer, Whirlpool Corporation or a paying agent of the principal of, and premium, if any, and interest on the notes to a holder, after withholding or deduction for any future tax, assessment or other governmental charge imposed by Luxembourg, the United States or any other jurisdiction in which the Issuer or Whirlpool Corporation or, in each case, any successor thereof (including a continuing Person formed by a consolidation with the Issuer or Whirlpool Corporation, into which the Issuer or Whirlpool Corporation is merged, or that acquires or leases all or substantially all of the property and assets of the Issuer or Whirlpool Corporation) may be organized or resident for tax purposes, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), will not be less than the amount provided in the notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)	to any tax, assessment or other governmental charge that would not have been imposed but for the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a) being or having been engaged in a trade or business in the Taxing Jurisdiction or having or having had a permanent establishment in the Taxing Jurisdiction;

(b) having a current or former connection with the Taxing Jurisdiction (other than a connection arising solely as a result of the ownership of the notes or the receipt of any payment or the enforcement of any rights thereunder), including being or having been a citizen or resident of the Taxing Jurisdiction;

(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d) being or having been a “10-percent shareholder” of the Issuer or Whirlpool Corporation as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)	to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)	to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the Taxing Jurisdiction or any taxing authority therein or by an applicable income tax treaty to which the Taxing Jurisdiction is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)	to any tax, assessment or other governmental charge that is payable otherwise than by withholding by us or a paying agent from the payment;

(5)	to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)	to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note, if such payment can be made without such withholding by at least one other paying agent;

(8)	to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)	to any tax, assessment or other governmental charge that would not have been imposed or withheld but for the beneficial owner being a bank (i) purchasing the notes in the ordinary course of its lending business or (ii) that is neither (A) buying the notes for investment purposes only nor (B) buying the notes for resale to a third-party that either is not a bank or holding the notes for investment purposes only;

(10)	to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement; or

(11)	in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9), and (10).

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “—Payment of Additional Amounts,” the Issuer or Whirlpool Corporation will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the Taxing Jurisdiction, or any change in, or amendment to, an official position or judicial precedent regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay additional amounts as described under the heading “—Payment of Additional Amounts” with respect to the notes, then the Issuer may at any time at its option redeem, in whole, but not in part, the notes on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest on the notes to, but excluding, the redemption date.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless the Issuer has exercised its right to redeem the notes as described above, holders of notes will have the right to require the Issuer to repurchase all or any part (in integral multiples of €1,000) of their notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will be required to mail or provide a notice to holders of notes describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or otherwise provided (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. The notice shall, if mailed or provided prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, the Issuer will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, the Issuer will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Whirlpool and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Whirlpool and its subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

Limitations on Liens

Whirlpool Corporation has agreed that, so long as any of the notes remain outstanding, Whirlpool Corporation will not, nor will Whirlpool Corporation permit any Restricted Subsidiary to, secure indebtedness for money borrowed (hereinafter referred to as “Debt”) by placing a Lien on any Principal Property now or hereafter owned or leased by Whirlpool Corporation or any Restricted Subsidiary or on any shares of stock or Debt of any Restricted Subsidiary without equally and ratably securing all of the notes, unless after giving effect thereto (1) the aggregate principal amount of all such secured Debt then outstanding plus (2) all Attributable Debt of Whirlpool and its Restricted Subsidiaries in respect of sale and leaseback transactions described below under “—Restrictions on Sales and Leasebacks” covering Principal Properties, other than sale and leaseback transactions permitted under clause (b) of “—Restrictions on Sales and Leasebacks,” would not exceed an amount equal to 10% of Consolidated Net Tangible Assets of Whirlpool Corporation and its Subsidiaries.

This restriction will not apply to, and there shall be excluded in computing secured Debt for purposes of this restriction, certain permitted Liens, including:

•	Liens existing as of the date of the indenture on property or assets of Whirlpool or any of its Restricted Subsidiaries;

•	Liens on property or assets of, or on any shares of stock or Debt of, any Person existing at the time such Person becomes a Restricted Subsidiary;

•	Liens on property or assets or shares of stock or Debt existing at the time of acquisition and certain purchase money or similar Liens;

•	Liens to secure certain development, operation, construction, alteration, repair or improvement costs;

•	Liens in favor of, or which secure Debt owing to, Whirlpool Corporation or a Restricted Subsidiary;

•	Liens in connection with government contracts, including the assignment of moneys due or to come due thereon;

•	certain Liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money;

•	Liens on property securing tax-exempt obligations issued by a domestic governmental issuer to finance the cost of acquisition or construction of such property; and

•	extensions, substitutions, replacements or renewals of the foregoing.

Restrictions on Sales and Leasebacks

Whirlpool Corporation has agreed that, so long as any of the notes remain outstanding, Whirlpool Corporation will not, nor will Whirlpool Corporation permit any Restricted Subsidiary to, enter into any sale and leaseback transaction, except a lease for a period not exceeding three years, after the date of the indenture covering any Principal Property which was or is owned or leased by Whirlpool Corporation or a Restricted Subsidiary and which has been or is to be sold or transferred more than 120 days after such property has been owned by us or such Restricted Subsidiary and completion of construction and commencement of full operation thereof, unless (a) the Attributable Debt in respect thereto and all other sale and leaseback transactions entered into after the date of the indenture (other than those the proceeds of which are applied to reduce indebtedness under clause (b) below), plus the aggregate principal amount of then outstanding secured Debt not otherwise permitted or excepted without equally and ratably securing the debt securities, does not exceed 10% of Consolidated Net Tangible Assets, or (b) an amount equal to the greater of the net proceeds of the sale or the fair market value of the Principal Property leased is applied within 120 days after the sale or transfer to the voluntary retirement of Funded Debt of the Company (including debt securities constituting Funded Debt).

Consolidation, Merger, Sale or Conveyance

The Issuer and Whirlpool Corporation may each consolidate with, or sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, provided that in any such case,

(i) either the Issuer or Whirlpool Corporation, as applicable, shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America, a State thereof, the District of Columbia, Canada, any province of Canada, Norway, Switzerland or any member state of the European Union and such successor corporation shall expressly assume the due and punctual payment of the principal of and interest on all the notes or guarantee, as applicable, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed or observed by the Issuer or Whirlpool Corporation, as applicable, by supplemental indenture satisfactory to the Trustee, and

(ii) the Issuer or Whirlpool Corporation, as applicable, or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance or lease, be in default in the performance or observance of any such covenant or condition.

If the Issuer or Whirlpool Corporation engages in one of the transactions described above and complies with the conditions listed above the successor will be substituted for the Issuer or Whirlpool Corporation, as applicable, for the purposes of the indenture with the same effect as if it, and not the Issuer or Whirlpool Corporation, as applicable, had been an original party to the indenture. Thereafter, the successor may exercise the rights and powers of the Issuer or Whirlpool Corporation, as applicable, under the indenture. However, in the case of a lease of all or substantially all of its assets, the Issuer or Whirlpool Corporation, as applicable, will not be released from its obligation to pay the principal of, premium, if any, and interest on the notes (including any additional amounts).

Events of Default

The following are Events of Default under the indenture with respect to the notes:

•	a failure to pay any interest on any note when due and payable, and continuance of such failure for a period of 30 days;

•	failure to pay the principal on any note as and when the same shall become due and payable either at maturity, upon redemption, other than with respect to a sinking fund payment, by declaration or otherwise;

•	failure to deposit any sinking fund payment when due in respect of the notes, and continuance of such failure for a period of 30 days;

•	default in the performance, or breach, of any other covenant or warranty of Whirlpool Corporation or the Issuer relating to the notes and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the Holders of at least 25% in principal amount of the Outstanding Securities of that series;

•	failure to pay any portion of the principal of any indebtedness for money borrowed by Whirlpool Corporation or the Issuer which indebtedness is in excess of $50,000,000 outstanding principal amount, when due and payable after the expiration of any applicable grace period with respect thereto or the acceleration of such indebtedness, if such acceleration is not annulled within 10 days after written notice as provided in the indenture;

•

(i) except as permitted by the indenture, the guarantee with respect to the notes shall be held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or (ii) Whirlpool Corporation, or any Person acting on behalf of Whirlpool Corporation, shall deny or disaffirm its obligations under the guarantee (except pursuant to the release or termination of such guarantee in accordance with the indenture); and

•	certain events of bankruptcy, insolvency or reorganization of Whirlpool Corporation or the Issuer.

The indenture provides that the trustee shall notify the holders of notes of all defaults within 90 days after the occurrence of a default unless the defaults shall have been cured before the giving of the notice. The term “default” or “defaults” in this paragraph means any event or condition which is, or with notice or lapse of time or both would become, an Event of Default. The indenture provides that notwithstanding the foregoing, except in the case of a default in the payment of the principal of or interest on any of the notes, the trustee shall be protected in withholding such notice if the trustee determines in good faith that the withholding of such notice is in the interest of the holders of the notes.

The indenture provides that if an Event of Default with respect to the notes shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of notes then outstanding may declare the principal amount of all the notes to be due and payable immediately. However, upon certain conditions such declaration may be annulled. Any past defaults and the consequences of the defaults may be waived by the holders of a majority in principal amount of the notes then outstanding, except for a default in the payment of principal of or interest on notes of that series, which default cannot be waived. The indenture also permits the Issuer and Whirlpool Corporation to omit compliance with certain covenants in the indenture with respect to the notes upon waiver by the holders of a majority in principal amount of the notes then outstanding.

Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default with respect to the notes shall occur and be continuing, the trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable security or indemnity. Subject to such provisions for security or indemnification and certain limitations contained in the indenture, the holders of a majority in aggregate principal amount of the notes affected by an Event of Default and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to the notes.

No holder of any note will have any right by virtue or by availing of any provision of the indenture to institute any proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to notes of that series and unless also the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request. However, the right of a holder of any note to receive payment of the principal of and any interest on such note on or after the due dates expressed in such note, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Modification of the Indenture

The indenture contains provisions permitting the Issuer, Whirlpool Corporation and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the notes of each series at the time outstanding, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any supplemental indenture with respect to the notes of such series or modifying in any manner the rights of the holders of the notes of such series; provided that no such supplemental indenture may (1) extend the final maturity of any note, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of notes to institute suit for payment thereof or, if the notes provide therefor, any right of repayment at the option of the holders of the notes, without the consent of the holder of each note so affected, (2) reduce the percentage of notes of such series, the consent of the holders of which is required for any such supplemental indenture or (3) release Whirlpool Corporation from its obligations in respect of its guarantee of any series of notes or modify the guarantee of any series of notes other than in accordance with the provisions of the indenture, without the consent of the holders of all notes of such series so affected. Additionally, in certain prescribed instances, the Issuer, Whirlpool Corporation and the trustee may execute supplemental indentures without the consent of the holders of notes.

Satisfaction and Discharge of Indenture

With respect to the notes of a series, the indenture will be discharged and canceled upon the satisfaction of certain conditions, including the payment of all the notes of such series or the deposit with the trustee of cash or appropriate Government Obligations or a combination thereof sufficient for such payment or redemption in accordance with the indenture and the terms of the notes of such series, provided that certain specified obligations shall survive, such as, among other things, the Issuer’s and Whirlpool Corporation’s obligation to pay the principal of and interest on the notes of such series.

Defeasance and Covenant Defeasance

The indenture provides that, if the defeasance provisions of the indenture are made applicable to the notes of a certain series pursuant to certain provisions of the indenture, then the Issuer may elect either (1) to terminate, and be deemed to have satisfied, all its obligations with respect to such notes, except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes, to compensate and indemnify the trustee and to punctually, pay or cause to be paid the principal of, and interest on, all notes of such series when due (“defeasance”), or (2) to be released from its obligations with respect to such notes under certain covenants of the indenture, including the “—Limitations on Liens” and “—Restrictions on Sales and Leasebacks” and certain requirements as to maintenance of Principal Properties and payment of taxes and other claims (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms, without consideration of any reinvestment, will provide money, in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of and interest, if any, on the outstanding notes of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if, among other things, the Issuer has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the Holders of such notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Attributable Debt” means the amount determined by multiplying the greater, at the time such transaction is entered into, of (i) the fair value of the real property subject to such arrangement (as determined by Whirlpool Corporation) or (ii) the net proceeds of the sale of such real property to the lender or investor, by a fraction of which the numerator is the unexpired initial term of the lease of such real property as of the date of determination and of which the denominator is the full initial term of such lease. Sales and Leasebacks with respect to facilities financed with certain tax exempt securities are excepted from the definition.

“Below Investment Grade Rating Event” means the rating on the notes are lowered and the notes are rated below an Investment Grade Rating by any two of the three Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade below investment grade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at Whirlpool Corporation’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Business Day” means any day, other than a Saturday or Sunday, (1) that is not a legal holiday, or a day on which banking institutions are authorized or required by law or regulation to close in New York City or London and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an Independent Investment Banker, a German government bond whose maturity is closest to the maturity of the notes to be redeemed (assuming, for this purpose, that the notes matured on the Par Call Date), or if such Independent Investment Banker in its discretion determines that such similar bond is not in issue, such other German government bond as such Independent Investment Banker may, with the advice of the Reference Bond Dealers, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined above) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by the Independent Investment Banker.

“Change of Control” means the occurrence of any of the following:

•	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Whirlpool Corporation and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Whirlpool Corporation or one of its subsidiaries;

•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner,” (as that term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) directly or indirectly, of more than 50% of the then outstanding number of shares of Whirlpool’s voting stock; or

•	the first day on which a majority of the members of Whirlpool Corporation’s Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) Whirlpool Corporation becomes a wholly owned subsidiary of a holding company that has agreed to be bound by the terms of the notes and (ii) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Whirlpool Corporation’s voting stock immediately prior to that transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Consolidated Net Tangible Assets” means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting (i) all current liabilities, excluding any current liabilities constituting Funded Debt by reason of being extendible or renewable, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of Whirlpool Corporation and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

“Continuing Directors” means, as of any date of determination, members of the Board of Directors of Whirlpool Corporation who (i) were members of such Board of Directors on the date of the issuance of the notes; or (ii) were nominated for election or elected to such Board of Directors with the approval of a majority of the continuing directors under clause (i) or (ii) of this definition who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Whirlpool Corporation’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch, Inc.

“Funded Debt” means all indebtedness for money borrowed, or evidenced by a bond, debenture, note or similar instrument or agreement whether or not for money borrowed, having a maturity of more than twelve (12) months from the date as of which the amount thereof is to be determined or having a maturity of less than twelve (12) months but by its terms being renewable or extendible beyond twelve (12) months from such date at the option of the borrower.

“Government Obligations” means, unless otherwise specified pursuant to the provisions of the indenture, securities which are (i) direct obligations of the government which issued the currency in which the notes are payable or (ii) obligations of a Person controlled or supervised by, or acting as an agency or instrumentality of, the government which issued the currency in which the notes are payable, the payment of which obligations is unconditionally guaranteed by such government, and which, in either case, are full faith and credit obligations of such government, are payable in the currency in which the notes are payable and which are not callable or redeemable at the option of the issuer thereof. For purposes of the satisfaction and discharge and defeasance provisions of the notes, German government securities shall be used in respect of payments due in euro on the notes.

“Independent Investment Banker” means one of the Reference Bond Dealers that Whirlpool Corporation appoints as the Independent Investment Banker from time to time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB—(or the equivalent) by S&P and Fitch, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Lien” means any pledge, mortgage or other lien, including lease purchase, installment purchase and other title retention financing arrangements, on or in respect of any Principal Property owned or leased by Whirlpool Corporation or any Restricted Subsidiary, or on any shares of stock or Debt of any Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, corporation, partnership, joint venture association, joint stock company, trust, unincorporated association or government or any agency or political subdivision thereof.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, owned or leased by Whirlpool Corporation or any Restricted Subsidiary, used primarily for manufacturing and located in the United States, the gross book value on the books of Whirlpool Corporation or such Restricted Subsidiary (without deduction of any depreciation reserve) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (i) which is financed by industrial development bonds which are tax exempt pursuant to Section 103 of the Code (or which receive similar tax treatment under any subsequent amendments thereto or successor laws thereof), or (ii) which, in the opinion of the Board of Directors of Whirlpool Corporation, is not of material importance to the total business conducted by Whirlpool Corporation and its Restricted Subsidiaries taken as a whole.

“Rating Agencies” means (i) each of Fitch, Moody’s and S&P; and (ii) if Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of Whirlpool Corporation’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by Whirlpool Corporation (as certified by a resolution of Whirlpool Corporation’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“Reference Bond Dealer” means each of BNP Paribas, ING Bank N.V. and Mizuho International plc, and their respective successors, except that if any of the foregoing ceases to be a broker of, and/or market maker in, German government bonds (a “Primary Bond Dealer”), Whirlpool Corporation shall designate as a substitute another nationally recognized investment banking firm that is a Primary Bond Dealer.

“Restricted Subsidiary” means any Subsidiary (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, or (b) which owns or leases any Principal Property; provided, however, that the term “Restricted Subsidiary” shall not include any Subsidiary (1) more than 80% of whose revenues during the four preceding calendar quarters, if any, were derived from, and more than 80% of whose assets are related to, the financing of foreign Subsidiaries, or the financing of sales or leasing to Persons other than Whirlpool Corporation or any other Restricted Subsidiary, (2) which is primarily engaged in holding or developing real estate or constructing buildings or designing, constructing or otherwise manufacturing structures, equipment, systems, machines, devices or facilities for the control or abatement of atmospheric pollutants or contaminants, water pollution, noise, odor or other pollution or waste disposal, (3) which is a bank, insurance company or finance company, (4) which is or was a “DISC” (Domestic International Sales Corporation) or a “FSC” (Foreign Sales Corporation), as defined in Sections 992 or 922, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), or which receives similar tax treatment under any subsequent amendments thereto or successor laws thereof, or (5) which is any other financial entity whose accounts as of the date of determination are not required to be consolidated with the accounts of Whirlpool Corporation in its audited consolidated financial statements (but such Subsidiary shall be excluded pursuant to any of clauses (1) through (5) of this proviso only so long as it shall not own any Principal Property).

“S&P” means S&P Global Ratings, a division of McGraw-Hill Financial, Inc.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Whirlpool Corporation or by one or more other Subsidiaries, or by Whirlpool Corporation and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Book-Entry Delivery and Form; Global Note

We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common safekeeper, and registered in the name of a nominee for such common safekeeper for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as an accountholder in such systems or indirectly through organizations that are accountholders in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear accountholders and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described under the heading “—Issuance in Euro.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect accountholders. We also do not supervise these systems in any way.

Clearstream and Euroclear and their accountholders perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not an accountholder, on the procedures of the accountholder through which such person owns its interest, in order to exercise any rights of a holder of notes.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Global Clearance and Settlement Procedures

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear accountholders on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear accountholders will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. United States investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear accountholders, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among accountholders of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

We will issue notes in definitive form upon surrender of the Global Notes in accordance with their terms only if:

a)	an Event of Default has occurred and is continuing; or

b)	either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days or more (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the trustee is available; or

c)	the Issuer would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Clearstream, Luxembourg which would not be suffered were the notes in definitive form and a certificate to such effect signed by an authorized signatory of the Issuer is given to the trustee.

Thereupon (in the case of (a) or (b) above) the holder of a Global Note (acting on behalf of one or more of the accountholders) or the Trustee may give notice to the Issuer and (in the case of (c) above) the Issuer may give notice to the trustee and the noteholders, of its intention to exchange a Global Note for notes in definitive form on or after the Exchange Date (as defined below).

On or after the Exchange Date the holder of the Global Note may, or in the case of (c) above, shall surrender it to or to the order of the London paying agent. In exchange for the Global Note, the Issuer shall deliver, or procure the delivery of, an equal aggregate principal amount of definitive notes, security printed in accordance with any applicable legal and stock exchange requirements. On exchange of the Global Note, the Issuer will procure that it is cancelled and, if the holder so requests, returned to the holder together with any relevant definitive notes.

For these purposes, “Exchange Date” means a day specified in the notice requiring exchange falling not less than 60 days after that on which the notice requiring exchange is given and being a day on which banks are open for general business in London, the place in which the specified office of the London paying agent is located and, except in case of exchange pursuant to (b) above, in the place in which Euroclear and Clearstream, Luxembourg are located.

In all cases, definitive notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the holder of the relevant Global Notes.

Neither we nor the Trustee will be liable for any delay by the holder of the relevant Global Notes identifying the holders of beneficial interests in the Global Notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream, Luxembourg for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the definitive notes to be issued).

In considering the interests of holders of the notes while any relevant Global Notes are held on behalf of Euroclear and Clearstream, Luxembourg, the Trustee may have regard to any information provided to it by such clearing systems as to the identity (either individually or by category) of their accountholders and may consider such interests as if such accountholders were holders of the relevant Global Notes and interests therein.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee and Paying Agent

We maintain customary banking relationships with U.S. Bank National Association, the trustee under the indenture, and Elavon Financial Services DAC, UK Branch, the London paying agent for the notes and their affiliates.

NON-U.S. FEDERAL INCOME TAX CONSIDERATIONS

Luxembourg Income Tax Considerations

The following is a summary of our understanding of current law and practice in Luxembourg relating to certain aspects of Luxembourg taxation.

Luxembourg-Resident Corporate Holders

Under Luxembourg tax laws currently in effect, there is no Luxembourg withholding tax on payments of interest, including accrued but unpaid interest on the notes to Luxembourg-resident corporate holders. There is also no Luxembourg withholding tax upon repayment of principal in case of reimbursement, redemption, repurchase or exchange of the notes.

Interest received, accrued but unpaid interest and capital gains on the notes are subject to tax as ordinary income at a current rate of 29.22% (for corporate holders having their registered seat in Luxembourg-City). Net wealth tax is due at a rate of 0.5% on January 1 of each year on the net asset value of the Luxembourg-resident corporate holder not exceeding EUR 500m and at a rate of 0.05% on the net asset value exceeding EUR 500m .

Luxembourg-Resident Individuals Holders

Under the Luxembourg Act of December 23, 2005 introducing a final withholding tax on certain interest payments (the “Act”), payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to or for the immediate benefit of an individual beneficial owner who is resident of Luxembourg will be subject to a withholding tax of 10%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. Payments of interest under the notes that fall within the scope of the Act would be subject to withholding tax of 10%.

Non-Resident Corporate Holders

Under Luxembourg tax laws currently in effect, there is no Luxembourg withholding tax on payments of interest on the Notes to non-resident corporate holders. There is also no Luxembourg withholding tax upon repayment of principal in case of reimbursement, redemption, repurchase or exchange of the notes.

Interest and capital gains derived from the notes by non-resident corporate holders are not subject to Luxembourg tax provided such income and gains are not attributable to a permanent establishment in Luxembourg. Under the same circumstances, such non-resident holders are not subject to wealth taxes in relation to the Notes.

Non-Resident Individual Holders

As from January 1, 2015, no withholding tax is levied any longer to payment of interest falling within the scope of the EC Council Directive 2003/48/EC on the taxation of savings income (as implemented in the Luxembourg laws by a law dated June 21, 2005).

As a result, there is no withholding tax on payments of interest on the notes to non-resident individual holders. Interest and capital gains derived from the notes by non-resident individual holders are not subject to Luxembourg tax.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain United States federal income tax consequences of the acquisition, ownership and disposition of the notes by initial holders of notes, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to consequences relevant to a U.S. Holder (as defined below) who purchases the notes in this offering at their original issue price (generally the first price at which a substantial amount of the notes are sold for money to the public, not including purchases by bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and who hold such notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and assumes that such issue price is the price stated on the cover of this offering memorandum. This discussion assumes that the notes are not issued with original issue discount as that term is defined in the Code and Treasury Regulations. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of Notes by particular U.S. Holders, and does not address the consequences under U.S. federal tax laws other than U.S. federal income tax laws (such as U.S. federal estate or gift tax laws) or state, local, foreign or other tax laws. This discussion is based upon the Code, the Treasury Regulations thereunder and administrative rulings and court decisions, all as of the date hereof, and all of which are subject to change, possibly retroactively. Any such change could significantly affect the United States federal income tax considerations described below. This discussion does not consider any specific facts or circumstances or special tax rules that may apply to a particular U.S. Holder based on its particular circumstances or status (including, for example, a bank, a financial institution, an insurance company, a passive foreign investment company, a controlled foreign corporation, an individual retirement or other tax-deferred account, an S corporation, a broker-dealer or dealer or trader in securities or currencies, a tax-exempt organization, a partnership or other pass-through entity and investors in such entities, an expatriate, a real estate investment trust, a regulated investment company, a person that holds securities as part of a straddle, hedge, conversion transaction, or other integrated investment, a non-United States trust or estate with United States beneficiaries, a corporation that accumulates earnings to avoid United States federal income tax, a person subject to the personal holding company or accumulated earnings rules, persons liable for the alternative minimum tax, investors who own directly, indirectly or constructively, five percent (5%) or more of the Issuer’s stock, persons who are members of an “expanded group” or “modified expanded group” with the Issuer within the meaning of the Treasury regulations under Section 385 of the Code, or a government or its controlled entities). This discussion also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and we cannot assure you that the IRS or a court will agree with such statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of notes that is, for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (i) whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) if a valid election to be treated as a U.S. person under applicable Treasury Regulations is in effect with respect to such trust.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds the notes, the tax treatment of a partner thereof will generally depend upon the status of the partner and the activities of the partner and the partnership. Partners in a partnership holding the notes should consult their tax advisors as to the tax consequences to them of the purchase, ownership and disposition of the notes by the partnership.

THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR INDEPENDENT TAX ADVISORS REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF ACQUIRING, HOLDING, AND DISPOSING OF THE NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL, OR OTHER TAXING JURISDICTION, OR DUE TO CHANGES IN TAX LAW.

Additional Amounts

In certain circumstances, we may choose or be obligated to pay amounts in excess of the stated interest or principal on the notes (see “Description of the Notes—Payment of Additional Amounts”, “Description of the Notes—Repurchase at Option of Holders Upon Change of Control Repurchase Event”, “Description of the Notes—Redemption for Tax Reasons”). The obligation to make such payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” Under applicable Treasury Regulations, the possibility that such an amount will be paid will not affect the amount, timing or character of income recognized by a U.S. Holder with respect to the notes if, as of the date the notes were issued, there is only a remote chance that such an amount will be paid, the amount is incidental or certain other exceptions apply. We intend to take the position that the contingencies associated with such payments on the notes should not cause the notes to be subject to the contingent payment debt instrument rules. Our determination is binding on a U.S. Holder unless such U.S. Holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, a U.S. Holder might be required to accrue interest income at a higher rate than the stated interest rate on the notes, and to treat as ordinary income any gain realized on the taxable disposition of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. U.S. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

Payments of Interest

Interest on a note (including any non-U.S. taxes withheld from payments thereof) will be “qualified stated interest” as that term is defined in the Code and the Treasury Regulations, and generally be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. See the discussion below under “—Information Reporting and Backup Withholding” regarding certain information we may be required to provide to the IRS with respect to payments to U.S. Holders and circumstances under which we may be required to withhold U.S. federal income tax on payments to U.S. Holders. See “—Foreign Currency Considerations—Payments of Interest in Euro” below for additional tax consequences related to the notes being denominated in euro.

Foreign Tax Credit

A U.S. Holder may be entitled to deduct or credit foreign taxes, if any, imposed on stated interest (including additional amounts), subject to certain limitations (including that the election to deduct or credit taxes applies to all of such U.S. Holder’s other applicable foreign taxes for a particular tax year). Interest on a note generally will constitute foreign source income and generally will be considered “passive category income” in computing the foreign tax credit allowable to U.S. Holders under U.S. federal income tax laws. There are significant complex limitations on a U.S. Holder’s ability to claim foreign tax credits. The rules governing the calculation of foreign tax credits are complex and depend on a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisors regarding the creditability or deductibility of any withholding taxes.

Sale, Exchange, Retirement, Redemption or Other Taxable Disposition of Notes

In general, a U.S. Holder will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of the notes measured by the difference between (1) the amount (determined in dollars) of cash and fair market value of property received (except to the extent such cash or property is attributable to accrued but unpaid interest, which is treated as interest, as described above, to the extent not previously included in income)

and (2) the U.S. Holder’s adjusted tax basis in the notes. A U.S. Holder’s adjusted tax basis in the notes generally will equal the cost of the notes to the U.S. Holder, less any principal payments received by such U.S. Holder (in each case, determined in dollars).

Subject to the discussion of exchange gain or loss below in “—Foreign Currency Considerations”, gain or loss recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note will be capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held the note for more than one year at the time of disposition. A non-corporate U.S. Holder generally will be eligible for reduced rates of taxation on any long-term capital gain recognized. Deductions for capital losses are subject to limitations. Prospective purchasers should consult their tax advisers as to the foreign tax credit implications of the sale, exchange, redemption, retirement or other taxable disposition of the notes.

Foreign Currency Considerations

Payments of Interest in Euro

If a U.S. Holder uses the cash method of accounting for United States federal income tax purposes, such U.S. Holder will be required to include in such U.S. Holder’s gross income the dollar value of the euro interest payment on the date received (based on the dollar spot rate for euro on that date), regardless of whether the U.S. Holder in fact converts the payment to dollars at that time. A U.S. Holder will not recognize foreign currency gain or loss with respect to receipt of such payments, but may have foreign currency gain or loss when such U.S. Holder actually sells or otherwise disposes of euro, as described below.

If a U.S. Holder uses the accrual method of accounting for United States federal income tax purposes, such U.S. Holder will be required to include in such U.S. Holder’s gross income the dollar value of the euro amount of interest income that accrues during an accrual period. The dollar value of the euro amount of accrued interest income is determined by translating that income at the average dollar exchange rate for euro in effect during the accrual period or, if the accrual period spans two taxable years, the partial period within the taxable year. A U.S. Holder may elect, however, to translate accrued interest income using: (i) the dollar spot rate for euro on the last day of the accrual period, (ii) in the case of a partial accrual period, the spot rate on the last day of the taxable year or (iii) if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. That election must be applied consistently to all debt instruments a U.S. Holder holds from year to year and may not be changed without the consent of the IRS. Prior to making that election, U.S. Holders should consult their own tax advisor.

If a U.S. Holder uses the accrual method of accounting for United States federal income tax purposes, such U.S. Holder may recognize foreign currency gain or loss, which generally will be taxable as ordinary income or loss, with respect to accrued interest income on the date the payment of that income was received. The amount of foreign currency gain or loss recognized will be the difference, if any, between the dollar value of the payment in euro that is received by the U.S. Holder in respect of the accrued interest (based on the dollar spot rate for euro on the date you receive the payment) and the dollar value of interest income that has accrued during the accrual period (determined as described in the preceding paragraph).

If a U.S. Holder receives a payment of interest in dollars as a result of a currency conversion, then the dollar amount so received might not be the same as the dollar amount required to be recognized as interest income under the rules described above.

Exchange or Purchase of Euro

Euro received as interest on a note or on a sale, exchange, redemption or other disposition of a note generally will have a tax basis equal to the dollar value of the euro at the spot rate on the date of receipt. If a U.S. Holder purchases euro, the tax basis of the euro will generally be the dollar value of the euro at the spot rate on the date of purchase. Any gain or loss recognized on a sale, exchange or other disposition of euro (including the use of euro to purchase notes or upon the exchange of euro for dollars) generally will be treated as ordinary income or loss.

Foreign Currency Gain or Loss on Sale or Other Disposition of Notes

If a U.S. Holder receives euro on the sale, exchange, redemption or other disposition of your note, the dollar amount realized generally will be based on the dollar spot rate for euro on the date of the disposition. However, if the notes are traded on an established securities market and such U.S. Holder is a cash method U.S. Holder or an electing accrual method U.S. Holder, the dollar amount realized will be determined by translating the euro received at the dollar spot rate for euro on the settlement date of the disposition. If such U.S. Holder is an accrual method U.S. Holder and makes this election, the election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If such U.S. Holder is an accrual method U.S. Holder and does not make this election, the dollar equivalent of the amount realized will be determined by translating that amount at the dollar spot rate for euro on the date of the sale, exchange, redemption or other disposition and generally will recognize foreign currency gain or loss (generally treated as ordinary income or loss) equal to the difference, if any, between the dollar equivalent of the amount realized based on the spot rates in effect on the date of disposition and the settlement date.

The initial tax basis in a note generally will be the cost of the note, which, in the case of a U.S. Holder that purchases a note with euro, will be the dollar value of the amount of euro paid for such note at the dollar spot rate for euro on the date of purchase. However, if the notes are traded on an established securities market, and a U.S. Holder is a cash basis U.S. Holder or an electing accrual method U.S. Holder, the dollar amount of the euro purchase price will be determined by translating the euro paid at the dollar spot rate for euro on the settlement date of the purchase. As described above, if a U.S. Holder is an accrual method U.S. Holder and makes this election, the election must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS. If a U.S. Holder is an accrual method U.S. Holder and does not make this election, the dollar equivalent of the purchase price will be determined by translating that amount at the spot rate on the date of the purchase and foreign currency gain or loss (generally treated as ordinary income or loss) equal to the difference, if any, between the dollar equivalent of the purchase price based on the spot rates in effect on the date of purchase and the settlement date will be generally recognized.

A U.S. Holder will recognize foreign currency gain or loss attributable to the movement in exchange rates between the time of purchase of the note and the time of disposition, including the sale, exchange, redemption or other disposition, of the note. Gain or loss attributable to the movement of exchange rates will equal the difference between (1) the dollar value of the euro principal amount of the note, determined as of the date the note is disposed of based on the dollar spot rate for euro in effect on that date and (2) the dollar value of the euro principal amount of such note, determined on the date the note was acquired based on the dollar spot rate for euro in effect on that date. For this purpose, the principal amount of the note is the purchase price for the note in euro. Any such gain or loss generally will be treated as ordinary income or loss, and generally will be United States source gain or loss, and generally will not be treated as interest income or expense. A U.S. Holder will recognize such foreign currency gain or loss to the extent such U.S. Holder has gain or loss, respectively, on the overall sale or taxable disposition of the note.

Medicare Net Investment Income Tax

A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates on the lesser of (1) the taxpayer’s “net investment income” (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the taxpayer’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold. A U.S. Holder’s net investment income will generally include gross income from interest on the notes and net gain attributable to the disposition of certain property, such as the notes, less certain deductions, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Prospective investors should consult their own tax advisors regarding the applicability of this tax in their particular circumstances in respect of their investment in the notes.

Reportable Transaction Reporting

Under applicable Treasury Regulations, if a U.S. Holder participates in “reportable transactions” (as defined in the Treasury Regulations), such U.S. Holder must attach to such U.S. Holder’s United States federal income tax return a disclosure statement on IRS Form 8886. Under the relevant rules, a U.S. Holder may be required to treat a foreign currency exchange loss from the notes as a reportable transaction if this loss exceeds the relevant threshold in the regulations. U.S. Holders should consult their tax advisor regarding the possible obligation to file IRS Form 8886 with respect to the ownership or disposition of the notes, or any related transaction, including, without limitation, the disposition of any euro received.

Foreign Financial Asset Reporting

Legislation enacted in 2010 imposes reporting requirements (generally an IRS Form 8938 (Statement of Specified Foreign Financial Assets)) on certain holders of certain foreign financial assets, including debt of foreign entities, if the aggregate value of all of these assets exceeds $50,000 at the end of the taxable year or $75,000 at any time during the taxable year. The thresholds are higher for individuals living outside of the United States and married couples filing jointly. The notes are expected to constitute foreign financial assets subject to these requirements unless the notes are held in an account at a financial institution (in which case the account may be reportable if maintained by a foreign financial institution). Prospective purchasers should consult their tax advisers regarding the application of this legislation.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to payments of principal and stated interest on the notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a note paid to a U.S. Holder unless such U.S. Holder is an exempt recipient (such as a corporation), and, when required, provides evidence of such exemption. The payor (which may be us or an intermediate payor) will be required to imposed backup withholding, currently at a rate of 28%, on such payments if: (i) the U.S. Holder fails to furnish an accurate taxpayer identification number or to establish an exemption from backup withholding; (ii) the IRS notifies the payor that the taxpayer identification number furnished by the U.S. Holder is incorrect; (iii) there has been a “notified payee underreporting” described in Section 3406(c) of the Code; or (iv) the U.S. Holder has not certified under penalties of perjury that it has furnished a correct taxpayer identification number, that it is a U.S. person, and that the IRS has not notified such U.S. Holder that it is subject to backup withholding under the Code.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be refunded or credited against the Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS. Holders should consult their own tax advisors regarding the effect, if any, of these rules on their particular situation.

Foreign Account Tax Compliance Act

Pursuant to Sections 1471 through 1474 of the Code (provisions commonly known as “FATCA”), a “foreign financial institution” may be required to withhold U.S. tax on certain “foreign passthru payments” made after December 31, 2018 to the extent such payments are treated as attributable to certain U.S. source payments. Obligations issued on or prior to the date that is six months after the date on which applicable final Treasury Regulations defining “foreign passthru payments” are filed generally would be “grandfathered” unless such obligations are materially modified after such date. As of the date of this Offering Memorandum, applicable final Treasury Regulations have not yet been filed. Accordingly, if the Issuer is treated as a foreign financial institution, FATCA would apply to payments on the Notes only if there is a significant modification of the Notes for U.S. federal income tax purposes after the expiration of this grandfathering period. Non-U.S. governments have entered into, and others are expected to enter into, intergovernmental agreements with the United States to implement FATCA in a manner that alters the rules described herein. U.S. Holders should consult their own tax advisors on how these rules may apply to their investment in the Notes. In the event any withholding under FATCA is imposed with respect to any payments on the Notes, there generally will be no additional amounts payable to compensate for the withheld amount.

The Proposed Financial Transactions Tax (“FTT”)

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

However, the FTT proposal remains subject to negotiation between participating Member States. It may therefore be altered prior to any implementation, and the timing of which remains unclear. Additional Member States may decide to participate.

Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters for the offering have entered into an underwriting agreement with respect to the notes. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the aggregate principal amount of notes listed next to its name in the following table:

Underwriters	Principal Amount of Notes
BNP Paribas	€125,000,000
ING Bank N.V.	125,000,000
Mizuho International plc.	125,000,000
MUFG Securities EMEA plc.	75,000,000
Deutsche Bank AG, London Branch	25,000,000
UniCredit Bank AG	25,000,000
Total	€500,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the notes offered by this prospectus supplement if any such notes are taken.

The underwriters initially propose to offer part of the notes directly to the public at the offering prices set forth on the cover page of this prospectus supplement. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of notes):

Paid by Whirlpool
Per Note	0.450%
Total	€2,250,000

We estimate that the total expenses of the offering (including our application to have the notes listed on the ISE) payable by us, excluding the underwriting discount, will be approximately $1.2 million.

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The notes are a new issue of securities with no established trading market. We intend to apply for listing of the notes for trading on the ISE. The listing application will be subject to approval by the ISE. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist the notes at any time. The underwriters may make a market in the notes after completion of the offering but will not be obligated to do so and may discontinue any market-making activities at any time without notice.

In connection with the issue of the notes, BNP Paribas (in this capacity, the “Stabilizing Manager”) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, any stabilization action may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the notes is made, and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue of the notes and 60 days after the date of the allotment of the notes. The underwriters have advised us that any stabilization action commenced will be carried out in accordance with applicable laws and regulations.

Any stabilization action may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of stabilization actions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any stabilization action, it may discontinue them at any time.

Certain of the underwriters are not U.S. registered broker-dealers, and such underwriters will not effect any offers or sales of any notes in the United States unless it is through their respective U.S. registered broker-dealer affiliates, or one or more other U.S. registered broker-dealers in compliance with Rule 15a-6 of the Exchange Act.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of certain of the underwriters are agents and/or lenders under our Credit Agreement dated May 17, 2016.

Conflicts of Interest

As described in this prospectus supplement under “Use of Proceeds,” net proceeds of this offering may be used to repay outstanding commercial paper. One or more of the underwriters and/or their affiliates may hold positions in our commercial paper, and certain of the underwriters act as dealers under our commercial paper program. Because of the manner in which the proceeds will be used, more than five percent of the net proceeds of the offering may be paid to members or affiliates of members of the Financial Industry Regulatory Authority, Inc. participating in the offering, which creates a conflict of interest under FINRA Rule 5121. As a result, the offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required because the Notes will be investment grade rated.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Any underwriter that is not a broker-dealer registered with the SEC will only make sales of the notes in the United States through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

Notice to Prospective Investors in the European Economic Area

In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of notes may be made to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer;

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Law No. 25 of 1948, as amended, the “FIEL”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Switzerland

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this prospectus supplement nor any accompanying prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This prospectus supplement and accompanying prospectus may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this prospectus supplement and accompanying prospectus or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

LEGAL MATTERS

The validity of the notes and the guarantee in respect of which this prospectus supplement is being delivered will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois. Certain other legal matters relating to Luxembourg law will be passed upon for us by Baker & McKenzie LLP. Certain legal matters relating to the notes and the guarantee will be passed upon for the underwriters by Mayer Brown LLP, Chicago, Illinois. Mayer Brown LLP has from time to time acted as counsel for us and our subsidiaries and may do so in the future.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below filed by us with the SEC (File No. 1-3932) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016; and

•	our Current Reports on Form 8-K filed on April 19, 2016, April 21, 2016, May 17, 2016, May 23, 2016, June 24, 2016, July 12, 2016, August 16, 2016, September 1, 2016 and October 21, 2016.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus supplement and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We undertake to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus supplement, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by request directed to Whirlpool’s Investor Relations Department, 2000 North M-63, Benton Harbor, Michigan 49022-2692, telephone number (269) 923-2641 or to the Issuer at Whirlpool Finance Luxembourg S.à r.l. 560A, rue de Neudorf, L-2220, Grand Duchy of Luxembourg, Attn: Investor Relations, telephone number +352 691 890 273.

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

Warrants

Purchase Contracts

Units

Hybrid Securities Combining Elements of the Foregoing

of

WHIRLPOOL CORPORATION

Senior Debt Securities

of

WHIRLPOOL FINANCE LUXEMBOURG S.À R.L.

fully, unconditionally and irrevocably guaranteed by Whirlpool Corporation

Whirlpool Corporation may offer from time to time, in one or more offerings, any combination of its senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing.

Whirlpool Finance Luxembourg S.à r.l. may offer from time to time, in one or more offerings, senior debt securities, which will be fully, unconditionally and irrevocably guaranteed by Whirlpool Corporation.

The issuer will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which the issuer will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you purchase these securities.

The issuer may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. The issuer’s net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Whirlpool Corporation’s common stock is listed on the New York Stock Exchange and Chicago Stock Exchange under the trading symbol “WHR”.

See “Risk Factors” on page 1 of this prospectus to read about factors you should consider before investing in these securities.

Neither the Securities and Exchange Commission, the supervisory authority of Luxembourg, the Commission de Surveillance du Secteur Financier, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 25, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that Whirlpool Corporation and Whirlpool Finance Luxembourg S.à r.l. have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, Whirlpool Corporation may, at any time and from time to time, in one or more offerings, sell any combination of its senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing, and Whirlpool Finance Luxembourg S.à r.l. may, at any time and from time to time, in one or more offerings, sell senior debt securities guaranteed by Whirlpool Corporation. The senior debt securities, subordinated debt securities, preferred stock, common stock, warrants, purchase contracts, units and hybrid securities combining elements of the foregoing of Whirlpool Corporation and the senior debt securities of Whirlpool Finance Luxembourg S.à r.l. and guarantees thereof by Whirlpool Corporation are collectively referred to as “registered securities” and each of Whirlpool Corporation and Whirlpool Finance Luxembourg S.à r.l. is referred to as an “issuer” or a “Registrant,” and they are collectively referred to as “issuers” or “Registrants” in this prospectus.

Each time a Registrant uses this prospectus to offer securities, that Registrant will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

The Registrants have not authorized anyone to provide you with different information. The Registrants are not making an offer of registered securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of such document.

To understand the terms of the registered securities described in this prospectus, you should carefully read the applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”

The terms “Whirlpool Corporation,” “we,” “us,” and “our” as used in this prospectus refer to Whirlpool Corporation and its subsidiaries unless the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

i

WHIRLPOOL CORPORATION

Whirlpool Corporation is the world’s leading global manufacturer and marketer of major home appliances with net sales of approximately $21 billion and net earnings available to Whirlpool of $783 million in 2015. We are a leading producer of major home appliances in North America, Latin America and Europe, and have a significant presence throughout China and India. We manufacture products in 14 countries and market products in nearly every country around the world under brand names such as Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, Jenn-Air and Indesit. Our reportable segments consist of North America, Latin America, EMEA (Europe, Middle East and Africa) and Asia.

Our principal executive offices are located at 2000 North M-63, Benton Harbor, Michigan 49022-2692 and our telephone number is (269) 923-5000. We were incorporated in Delaware in 1955 as the successor to a business that traces its origins to 1898.

We maintain an Internet website at http://www.whirlpoolcorp.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

WHIRLPOOL FINANCE LUXEMBOURG S.À R.L.

Legal and organizational status

Whirlpool Finance Luxembourg S.à r.l. is a private limited liability company (société à responsabilité limitée) incorporated on October 6, 2016 under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 209.573. Whirlpool Finance Luxembourg S.à r.l.’s registered office is at 560A, rue de Neudorf, L-2220, Grand Duchy of Luxembourg and its telephone number is (269) 923-5000.

All of the shares of Whirlpool Finance Luxembourg S.à r.l. are owned indirectly by Whirlpool Corporation.

Activities

Whirlpool Finance Luxembourg S.à r.l.’s principal activities include debt issuance and intercompany group financing and it has no subsidiaries. Whirlpool Finance Luxembourg S.à r.l. holds no material assets and does not engage in any other business activities or operations.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10–K, as updated by our quarterly reports on Form 10–Q, current reports on Form 8-K and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements set forth our current expectations or forecasts of future events. You can identify these statements by forward-looking words such as “expect,” “anticipate,” “plan,”

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“believe,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “strategies,” “goals” and similar words. In addition, statements that we make in this prospectus and the documents we incorporate herein by reference that are not statements of historical fact may also be forward-looking statements.

Forward-looking statements are not guarantees of our future performance and involve risks, uncertainties and assumptions that may cause our actual results, performance or achievement to differ materially from the expectations we describe in our forward-looking statements. You should not place undue reliance on forward-looking statements. You should be aware that the factors we discuss in “Risk Factors,” and elsewhere in this prospectus, could cause our actual results to differ from future results expressed or implied by any forward-looking statements. In addition to causing our actual results to differ, these factors may cause our intentions to change from those that have been stated. Such changes in our intentions may also cause our actual results to differ. We may change our intentions at any time and without notice.

Forward-looking statements included or incorporated by reference in this prospectus are made as of the date of this prospectus or the date of such documents incorporated by reference herein, as applicable, and we undertake no obligation to update them, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

The validity of the registered securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois, and Baker McKenzie LLP, and for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports that are incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements and schedule audited by Ernst & Young LLP have been incorporated by reference in reliance on their reports given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Whirlpool Corporation files periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Pursuant to Rule 3-10(b) (“Rule 3-10(b)”) of Regulation S-X, this prospectus does not contain separate financial statements for Whirlpool Finance Luxembourg S.à r.l. since Whirlpool Finance Luxembourg S.à r.l is a subsidiary of Whirlpool Corporation that is 100% owned by Whirlpool Corporation, and Whirlpool Corporation files consolidated financial information under the Securities Exchange Act of 1934, as amended. Whirlpool Finance Luxembourg S.à r.l., which was incorporated on October 6, 2016, is a “finance subsidiary” of Whirlpool Corporation as defined in Rule 3-10(b) with no independent function other than financing activities. The financial condition, results of operations and cash flows of Whirlpool Finance Luxembourg S.à r.l. are consolidated into the financial statements of Whirlpool Corporation.

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This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC.  Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below filed by us with the SEC (File No. 001-03932) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	our Current Reports on Form 8-K filed on April 19, 2016, April 21, 2016, May 17, 2016, May 23, 2016, June 24, 2016, July 12, 2016, August 16, 2016, September 1, 2016 and October 21, 2016; and

•	the description of our common stock contained in our Current Report on Form 8-K filed on April 23, 2009, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by request directed to Whirlpool’s Investor Relations Department, 2000 North M-63, Benton Harbor, Michigan 49022-2692, telephone number (269) 923-2641.

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